UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2007
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or		Identification No.)
Organization)

1601 N.W. Expressway, Suite 1600	73118
Oklahoma City, Oklahoma	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (405) 753-5500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2007, the Board of Directors of SandRidge Energy, Inc. (the “Company”) elected Stuart W. Ray as a director of the Company. Mr. Ray will serve on the Audit Committee and the Nominating Committee. As a director, Mr. Ray will receive cash compensation in the form of an annual retainer and meeting attendance fees, receive an annual restricted stock award and enter into a director indemnification agreement with the Company. The Company’s standard compensation arrangements and indemnification agreements for directors are described under “Director Compensation” and “Indemnification” under the caption “Management — Board of Directors” in its prospectus dated November 5, 2007 filed with the Securities and Exchange Commission on November 6, 2007.
Item 7.01 — Regulation FD Disclosure.
The Company’s press release announcing Mr. Ray’s election to the Board of Directors is attached as Exhibit 99.1.
Item 9.01 — Financial Statements and Exhibits.
Exhibit:

Exhibit
Number	Description
99.1	Press release issued December 14, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)
By:	/s/ V. Bruce Thompson
V. Bruce Thompson
Senior Vice President - Legal and General Counsel

Date: December 14, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued December 14, 2007.